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                                                                      EXHIBIT 11

               STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
                     (In thousands, except per share data)

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
                                                                              Three Months                    Three Months
                                                                            Ended December 31,              Ended December 31,
                                                                         1996              1997          1996              1997
                                                                        ------------------------        -------------------------
Historical net income............................................                                                          $2,593
                                                                                                                           ======
Pro forma net income.............................................                                          $2,253
                                                                                                           ======
Shares used in computing net income per share:
Weighted average shares outstanding for period...................                                          11,453          14,791
Effect of options granted in January 1997:
    Options granted..............................................            401                401
    Options price................................................          $1.46              $1.46
                                                                           -----             ------
Assumed proceeds.................................................           $585               $585
Average market price.............................................         $16.00             $26.57
                                                                          ------             ------
Shares assumed repurchased.......................................             37                 22
                                                                          ------             ------
Shares deemed outstanding........................................            364                379           364             379
Effect of options granted in June 1997:
    Options granted..............................................             31                 31
    Option price.................................................         $16.00             $16.00
                                                                          ------             ------
Assumed proceeds.................................................           $496               $496
Average market price per share...................................         $16.00             $26.57
                                                                          ------             ------
Shares assumed repurchased.......................................             31                 19
                                                                          ------             ------
Shares deemed outstanding........................................              0                 12             0              12

Effect of distribution to stockholders:
S Corporation Dividend...........................................        $27,425
Less:  Net income for period from June 13, 1996 to June 12,               15,954
1997.............................................................        -------
                                                                         $11,471
Dividend in excess of income.....................................         $14.66
Net IPO proceeds per share.......................................        -------
                                                                             783
Shares deemed outstanding........................................                                             783               0
                                                                                                          -------         -------
Shares used in computing diluted net income per share:...........                                          12,600          15,182
                                                                                                          =======         =======
Shares used in computing basic net income per share..............                                                          14,791
                                                                                                                          =======
Historical basic net income per share............................                                                         $  0.18
                                                                                                                          =======
Historical diluted net income per share..........................                                                         $  0.17
                                                                                                                          =======
Pro forma diluted net income per share...........................                                        $  0.18
                                                                                                         =======
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